                                                        EXHIBIT (23)(G)(I)(1)(D)
                                                       EXHIBIT (23)(G)(II)(2)(B)

                               EXTENSION AGREEMENT

THIS EXTENSION AGREEMENT is made as of January 31,2008 by and between the funds listed on Appendix I hereto (each a Fund and collectively "the Funds") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company and the successor in interest to INVESTORS BANK & TRUST COMPANY ("Bank").

WHERAS, the Funds and Bank have entered into a Master Custodian Agreement dated June 30, 2005, as such Master Custodian Agreement has been amended and extended from time to time (the "Master Custodian Agreement"); and

WHERAS, the Funds and Bank desire to amend such Master Custodian Agreement in the manner set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and in such agreements, it is agreed between the respective parties hereto as follows:

1) The Master Custodian Agreement between the Funds and Bank is hereby amended by deleting Section 15.1 of the Master Custodian Agreement in its entirety and by inserting in lieu thereof the following:

          "The term of this Agreement shall continue through June 30, 2011 (the "Extension Term"), unless earlier terminated as provided herein. After the expiration of the Extension Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety (90) days, if a Fund is the non-renewing party or one hundred eighty (180) days if Bank is the non-renewing party, prior to the expiration of the Extension Term or any Renewal Term, as the case may be.

               Either party hereto may terminate this Agreement prior to the expiration of the Extension Term or any Renewal Term in the event the other party violates any material provision of this Agreement, provided that the non-violating party gives written notice of such violation to the violating party and the violating party does not cure such violation within ninety (90) days of receipt of such notice."

2)   Miscellaneous.

          (a) Except as amended hereby, the Master Custodian Agreements referenced herein shall remain in full force and effect.

          (b) This Extension may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

                                                        EXHIBIT (23)(G)(I)(1)(D)
                                                       EXHIBIT (23)(G)(II)(2)(B)

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

                                        EACH OF THE ENTITIES LISTED ON
                                        APPENDIX I HERETO


                                        By: /s/ Stephen P. Fisher
                                            ------------------------------------
                                        Name: Stephen P. Fisher
                                        Title: President


                                        STATE STREET BANK AND TRUST COMPANY


                                        By: /s/ Stephen DeSalvo
                                            ------------------------------------
                                        Name: Stephen DeSalvo
                                        Title: Senior Vice President

                                                        EXHIBIT (23)(G)(I)(1)(D)
                                                       EXHIBIT (23)(G)(II)(2)(B)

                                   APPENDIX I

                              PARTIES TO AGREEMENT

ECLIPSE FUNDS

MainStay Balanced Fund
MainStay Mid Cap Opportunity Fund
MainStay Small Cap Opportunity Fund

ECLIPSE FUNDS INC.

MainStay 130/30 Core Fund
MainStay 130/30 Growth Fund
MainStay 130/30 High Yield Fund
MainStay 130/30 International Fund
MainStay All Cap Growth Fund
MainStay Cash Reserves Fund
MainStay Conservative Allocation Fund
MainStay Floating Rate Fund
MainStay Growth Allocation Fund
MainStay Growth Equity Fund
MainStay Income Manager Fund
MainStay Indexed Bond Fund
MainStay Intermediate Term Bond Fund
MainStay Large Cap Opportunity Fund
MainStay Moderate Allocation Fund
MainStay Moderate Growth Allocation Fund
MainStay Retirement 2010 Fund
MainStay Retirement 2020 Fund
MainStay Retirement 2030 Fund
MainStay Retirement 2040 Fund
MainStay Retirement 2050 Fund
MainStay S&P 500 Index Fund
MainStay Short Term Bond Fund

ICAP FUNDS, INC.

MainStay ICAP Equity Fund
MainStay ICAP Select Equity Fund
MainStay ICAP International Fund

THE MAINSTAY FUNDS

Capital Appreciation Fund
Common Stock Fund
Convertible Fund
Diversified Income Fund
Equity Index Fund
Global High Income Fund
Government Fund
High Yield Corporate Bond Fund
Institutional Bond Fund
International Equity Fund
Large Cap Growth Fund
MAP Fund
Mid Cap Growth Fund

                                                        EXHIBIT (23)(G)(I)(1)(D)
                                                       EXHIBIT (23)(G)(II)(2)(B)

Mid Cap Value Fund
Money Market Fund
Principal Preservation Fund
Small Cap Growth Fund
Small Cap Value Fund
Tax Free Bond Fund
Total Return Fund
Value Fund

MAINSTAY VP SERIES FUND, INC.

MainStay VP Balanced Portfolio
MainStay VP Bond Portfolio
MainStay VP Capital Appreciation Portfolio
MainStay VP Cash Management Portfolio
MainStay VP Common Stock Portfolio
MainStay VP Conservative Allocation Portfolio
MainStay VP Convertible Portfolio
MainStay VP Developing Growth Portfolio
MainStay VP Floating Rate Portfolio
MainStay VP Government Portfolio
MainStay VP Growth Allocation Portfolio
MainStay VP High Yield Corporate Bond Portfolio
MainStay VP ICAP Select Equity Portfolio
MainStay VP International Equity Portfolio
MainStay VP Large Cap Growth Portfolio
MainStay VP Mid Cap Core Portfolio
MainStay VP Mid Cap Growth Portfolio
MainStay VP Mid Cap Value Portfolio
MainStay VP Moderate Allocation Portfolio
MainStay VP Moderate Growth Allocation Portfolio
MainStay VP S & P 500 Portfolio
MainStay VP Small Cap Growth Portfolio
MainStay VP Total Return Portfolio
MainStay VP Value Portfolio